CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 8, 1996 (except with respect to matters discussed in the first subheading of Note 2, as to which the date is March 29, 1996) included in Medmarco, Inc.'s Form 10-KSB for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.



Arthur Andersen LLP


Salt Lake City, Utah
   June 25, 1996